• Original Plan approved by the Corporate Governance and Nominating Committee on March 23, 2004, by the Board of Directors on March 23, 2004 and by the Stockholders on May 18, 2004
• The Plan was amended and restated, and approved by the Corporate Governance and Nominating Committee on July 26, 2005 and by the Board of Directors on July 26, 2005
• The Plan was subsequently amended and restated by the Governance, Compensation and Nominating Committee on November 18, 2008 and by the Board of Directors on November 18, 2008
The Plan was again amended and restated by the Governance, Compensation and Nominating Committee, effective May 15, 2014 and by the Board of Directors, effective May 15, 2014

COMERICA INCORPORATED
AMENDED AND RESTATED INCENTIVE PLAN
FOR
NON-EMPLOYEE DIRECTORS

(EFFECTIVE MAY 15, 2014)

COMERICA INCORPORATED
AMENDED AND RESTATED INCENTIVE PLAN
FOR NON-EMPLOYEE DIRECTORS
(EFFECTIVE MAY 15, 2014)
TABLE OF CONTENTS

SECTION I	PURPOSE	1
SECTION II	DEFINITIONS	1
SECTION III	ADMINISTRATION	4
SECTION IV	COMMON STOCK SUBJECT TO THE PLAN	5
SECTION V	AWARDS	5
SECTION VI	CHANGE OF CONTROL PROVISIONS	11
SECTION VII	TERMINATION AND AMENDMENT	12
SECTION VIII	UNFUNDED STATUS OF PLAN	13
SECTION IX	GENERAL PROVISIONS	14
SECTION X	EFFECTIVE DATE OF PLAN	15

COMERICA INCORPORATED
AMENDED AND RESTATED INCENTIVE PLAN
FOR NON-EMPLOYEE DIRECTORS
(EFFECTIVE MAY 15, 2014)
SECTION I
PURPOSE
The purpose of this Comerica Incorporated Amended and Restated Incentive Plan for Non-Employee Directors is to promote the continued prosperity of Comerica Incorporated by aligning the financial interests of the recipients of awards hereunder with those of the stockholders of Comerica Incorporated, to provide an additional incentive for such individuals to remain as directors, and to provide a means through which Comerica Incorporated may attract well-qualified individuals to serve as directors.
This Plan was previously amended and restated to comply with Internal Revenue Code ("Code") Section 409A and the Regulations and other interpretive authorities promulgated thereunder with respect to Awards earned or vested on or after January 1, 2005, and Awards earned and vested prior to January 1, 2005 that are materially modified after October 3, 2004.
This Plan was amended and restated again, effective December 31, 2008, to reflect changes in guidance promulgated under Code Section 409A and to reflect the Plan's administration.
Finally, this Plan was amended and restated again, effective May 15, 2014, to extend the termination date to July 31, 2014.
SECTION II
DEFINITIONS
For purposes of this Comerica Incorporated Amended and Restated Incentive Plan for Non-Employee Directors, the following terms are defined as set forth below:
A.    "Affiliate" means (i) any entity that is controlled by the Corporation, whether directly or indirectly, or (ii) any entity in which the Corporation has a significant equity interest, as determined by the Committee.
B.    "Aggregated Plan" means all agreements, methods, programs, and other arrangements sponsored by the Corporation that would be aggregated with this Plan under Section 1.409A-1(c) of the Regulations.
C.    "Award" means an Option Award, a Stock Appreciation Right Award, a Restricted Stock Award, a Restricted Stock Unit Award or any Other Equity-Based Award.

D.    "Award Agreement" means a written document setting forth the terms and conditions of an Award.
E.    "Beneficiary Designation Form" means the form used to designate the Participant's beneficiary(ies) to whom any amounts payable in the event of the Participant's death are to be paid and by whom any rights of the Participant, after the Participant's death, may be exercised, as such form may be modified by the Committee from time to time.
F.    "Board" means the Board of Directors of the Corporation.
G.    "Change of Control" shall have the meaning set forth in Exhibit A to this Plan.
H.    "Code" means the Internal Revenue Code of 1986, as amended.
I.    "Committee" means the Governance, Compensation and Nominating Committee or such other committee of the Board as the Board may from time to time designate.
J.    "Common Stock" means common stock, par value $5.00 per share, of the Corporation.
K.    "Corporation" means Comerica Incorporated, a Delaware corporation.
L.    "Date of Grant" means the effective date of an Award granted by the Committee to an Award Recipient.
M.    "Disability" means any medically determinable physical or mental impairment of any person(s) who is unable to engage in any substantial gainful activity which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
N.    "Eligible Director" means any individual serving as a member of the Board who is not an employee of the Corporation or any of its Subsidiaries or Affiliates.
O.    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
P.    "Fair Market Value" means, as of any given date, the closing price of Common Stock on the New York Stock Exchange, Inc. on that date, or if the Common Stock was not traded on the New York Stock Exchange, Inc. on such date, then on the last preceding date on which the Common Stock was traded. If Fair Market Value for any date in question cannot be determined as provided above, then Fair Market Value shall be determined by the Committee, provided that the Committee uses a reasonable valuation method in accordance with the Regulations and applicable guidance promulgated under Code Section 409A.

Q.    "Option" means a right to purchase a specified number of shares of Common Stock during a specified period pursuant to such terms as are determined by the Committee and as may be set forth in the applicable Award Agreement.
R.    "Option Award" means an Award granted under Section V(A)(1).
S.    "Other Equity-Based Award" means an Award granted under Section V(A)(5).
T.    "Participant" means any individual who has received an Award.
U.    "Plan" means the Comerica Incorporated Amended and Restated Incentive Plan for Non-Employee Directors, as set forth herein and as hereinafter amended and/or restated from time to time.
V.    "Regulations" means the Treasury Regulations promulgated under the Code.
W.    "Restricted Stock" means shares of Common Stock that are subject to certain conditions and restrictions, as determined by the Committee and as may be set forth in the applicable Award Agreement.
X.    "Restricted Stock Award" means an Award granted under Section V(A)(3).
Y.    "Restricted Stock Unit" or "Unit" means a unit equivalent to a share of Common Stock that is subject to certain conditions and restrictions, as determined by the Committee and as may be set forth in the applicable Award Agreement.
Z.    "Restricted Stock Unit Award" means an Award granted under Section V(A)(4).
AA.    "Retirement" means the date of the next annual shareholder's meeting of the Corporation immediately following the Director's 70th birthday.
BB.    "Section" means, unless otherwise specified, a Section of the Plan.
CC.    “Separation from Service” means the date on which the Director ceases to be a director of the Corporation; provided that a Separation from Service shall not have occurred if the Corporation anticipates that the Director will continue to provide services to the Corporation or a Subsidiary, whether as an employee or consultant or in any other compensatory capacity. The determination of whether a Separation from Service has occurred shall be made by the Committee in accordance with Section 1.409A-1(h) of the Treasury Regulations, or such other guidance with respect to Code Section 409A that may be in effect on the date of determination.
DD.    "Stock Appreciation Right" means a right to receive payment in shares of Common Stock equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the Stock Appreciation Right is exercised (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than the Fair Market Value of the same number of shares of Common Stock on the date(s) of grant of the Stock Appreciation Right.
EE.    "Stock Appreciation Right Award" means an Award granted under Section V(A)(2).
FF.    "Subsidiary" means any corporation, partnership or other entity, 50% or more of whose stock or interest is owned, directly or indirectly, by the Corporation.
SECTION III
ADMINISTRATION
A.    The Plan shall be administered by the Committee; provided, that the Board shall have the authority to exercise any and all duties and responsibilities assigned to the Committee under the Plan. Among other things, the Committee shall have the authority, subject to the terms of the Plan, to determine the type or types of Award(s), if any, to be granted to an Eligible Director, to grant Awards to Eligible Directors, to determine the number of shares of Common Stock or Units to be covered by each such Award and otherwise to determine the terms and conditions thereof, and to amend such terms and conditions at any time and from time to time. Awards may be granted singly or in any combination. Awards granted under the Plan shall be evidenced by Award Agreements that set forth the terms and conditions for the respective Award, which may include, among other things, the provisions applicable in the event the Participant's membership on the Board terminates. The Committee may, but need not, require the execution by a Participant of any such Award Agreement. Acceptance of the Award by the respective Participant shall constitute acceptance of the terms and conditions of the Award, including, without limitation, those set forth in the Award Agreement and the Plan.
B.    The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto) and to otherwise supervise the administration of the Plan. This includes the power and authority to comply with the withholding and reporting requirements of Code Section 409A and any interpretive authorities promulgated thereunder.
C.    Determinations of the Committee shall be made by a majority vote of its members at a meeting at which a quorum is present or pursuant to a unanimous written consent of its members.
D.    The Committee may delegate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it; provided, that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or that is prohibited by applicable law or the applicable rules of the New York Stock Exchange, Inc. (or the applicable rules of such other securities exchange as may at the time of the delegation be the principal market for the Common Stock). Any such delegation may be revoked by the Committee at any time.
E.    Any determination made by the Committee or pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole and absolute discretion of the Committee or its delegate at the time of the grant of the Award or, unless in contravention of an express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriate delegate pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation, Participants, beneficiaries and other interested parties.
SECTION IV
COMMON STOCK SUBJECT TO THE PLAN
A.    The maximum number of shares of Common Stock that may be delivered under the Plan shall be 500,000. Shares issued pursuant to the Plan may be authorized and unissued shares, treasury shares, shares purchased in the open market or in private transactions, or any combination of the foregoing.
B.    If an Award is forfeited or cancelled, an Option or Stock Appreciation Right terminates, expires or lapses without being exercised or an Award is settled in cash rather than shares of Common Stock, the shares of Common Stock that had been subject thereto shall again be available for distribution in connection with Awards under the Plan. Notwithstanding anything in this Section IV(B) to the contrary, Options, Restricted Stock and Stock Appreciation Right Awards must be settled in Common Stock.
C.    In the event the number of outstanding shares of Common Stock changes as a result of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split up, split off, spin off, liquidation or other similar change in capitalization, or any distribution made to holders of Common Stock other than cash dividends, the number or kind of shares that may be issued under the Plan, and the number or kind of shares subject to, or the exercise price per share under any outstanding Award, shall be automatically adjusted, and the Committee shall make such other equitable adjustments, if applicable, of any Award or shares of Common Stock issuable pursuant thereto so that the value of the interest of the individual shall not be decreased by reason of the occurrence of such event, provided that the aggregate exercise price of the Award is not less than the aggregate exercise price of the Award before the change in capitalization. Any such adjustment shall be deemed conclusive and binding on the Corporation, each Participant, their beneficiaries and all other interested parties.

SECTION V
AWARDS
A.    Types of Awards
1.    Option Awards. The Committee may grant Option Awards to Eligible Directors in accordance with the provisions of this subsection, subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate. Options granted under the Plan shall be non-qualified stock options.
a.    Exercise Price. The exercise price per share of Common Stock of an Option shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant.
b.    Option Term. The term of an Option shall not exceed ten years from the Date of Grant.
c.    Methods of Exercise. Subject to the provisions of the applicable Award Agreement, an Option may be exercised, in whole or in part, by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock subject to the Option to be purchased, subject to such procedures as established by the Committee from time to time. Prior to settlement of any such exercise, the exercise price shall be satisfied in full in accordance with Section V(C).
d.    Rights upon Exercise. A Participant shall have all of the rights of a stockholder with respect to the shares purchased upon exercise of an Option when the Participant has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section VIII(A).
2.    Stock Appreciation Right Awards. The Committee may grant Stock Appreciation Right Awards to Eligible Directors, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate, including, without limitation, the term, manner of exercise, dates of exercise, and the grant price; provided, however, that such grant price may never be less than the Fair Market Value of Common Stock on the date the right is granted. Notwithstanding any contrary provision in the Plan, upon exercise, the settlement of a Stock Appreciation Right may only occur by payment of Common Stock; Stock Appreciation Rights cannot be settled with cash or any other form of payment.
3.    Restricted Stock Awards. The Committee may grant Restricted Stock Awards to Eligible Directors in accordance with the provisions of this subsection, subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate.

a.    Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or the issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE COMERICA INCORPORATED AMENDED AND RESTATED INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS AND AN AWARD AGREEMENT. COPIES OF SUCH PLAN AND THE APPLICABLE AWARD AGREEMENT ARE ON FILE AT THE OFFICES OF COMERICA INCORPORATED AT COMERICA BANK TOWER, 1717 MAIN STREET, MC 6506, DALLAS, TEXAS 75201.
The Committee may require that the certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.
b.    Rights of Holder of Restricted Stock. Except as provided in this Section V(A)(3) and the applicable Award Agreement, a Participant to whom Restricted Stock is granted shall have all of the rights of a stockholder of the Corporation with respect to the Common Stock subject to the Restricted Stock Award, including, if applicable, the right to vote the shares and the right to receive any dividends and other distributions.
4.    Restricted Stock Unit Awards. The Committee may grant Restricted Stock Unit Awards to Eligible Directors, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate including, without limitation, the time or times at which Restricted Stock Units will be granted, the number of shares to be represented by each such grant, the conditions for vesting thereof, the time or times within which Restricted Stock Units may be subject to forfeiture, the time or times at which Restricted Stock Units will be settled and the form of such settlement (i.e., cash or shares of Common Stock).
a.    Restricted Stock Units. A Restricted Stock Unit shall represent an unfunded, unsecured right to receive one share of the Corporation's Common Stock.

b.    Rights of Holder of Restricted Stock Units. A Participant to whom Restricted Stock Units are granted shall not have any rights of a stockholder of the Corporation with respect to the Common Stock represented by the Restricted Stock Unit Award. If so determined by the Committee, in its sole and absolute discretion, Restricted Stock Units may include a dividend equivalent right, pursuant to which the Participant will either receive cash amounts (either paid currently or on a contingent basis) equivalent to the dividends and other distributions payable with respect to the number of shares of Common Stock represented by the Restricted Stock Units, or additional Restricted Stock Units representing such dividends and other distributions.
5.    Other Equity-Based Awards. The Committee may grant Other Equity-Based Awards to Eligible Directors in accordance with the provisions of this Section V(A) and subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Other Equity-Based Awards may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock (including, without limitation, securities convertible into Common Stock), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants and settlements of such Awards must comply with applicable law, including Code Section 409A and any interpretive authority promulgated thereunder. Other Equity-Based Awards may be granted either alone or in conjunction with other Awards granted under the Plan.
B.    Deferring Awards. Under no circumstances may a Participant elect to defer, until a time or times later than the exercise of an Option or a Stock Appreciation Right or the settlement or distribution of shares in respect of other Awards, receipt of all or a portion of the shares of Common Stock subject to such Award, or dividends payable thereon, and/or to receive cash at such later time or times in lieu of such deferred shares.
C.    Forms of Payment by Participants. Subject to the terms of the Plan and of any applicable Award Agreement, payments to be made by a Participant upon the exercise or vesting of an Award may be made in such form or forms as the Committee shall determine, provided that Stock Appreciation Right Awards must always be paid out in Common Stock.
D.    Limits on Transfer of Awards. Unless otherwise determined by the Committee, no Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of intestacy; provided, however, that a Participant may, in accordance with Section IX(E) and in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any property payable or distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. Unless otherwise determined by the

Committee, no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Corporation or any Subsidiary or Affiliate.
E.    Term of Awards. Subject to any specific provisions of the Plan, the term of each Award shall be for such period as may be determined by the Committee.
F.    Securities Law Restrictions. All certificates for shares of Common Stock or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, or the rules, regulations and other requirements of the Securities and Exchange Commission, the New York Stock Exchange, Inc., any other exchange on which shares of Common Stock may be eligible to be traded or any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
G.    Termination of Board Service as a Result of Death, Disability, or Retirement of Director. Unless otherwise determined by the Committee, if a Participant's membership on the Board is terminated by the Participant's death, Disability or Retirement, then on the date the Participant's membership is so terminated:
1.    Any Options and Stock Appreciation Rights granted to such Participant that are outstanding as of the date the Participant's membership is so terminated and which are not then exercisable and vested, shall become fully vested and shall be exercisable for the remainder of the original Option or Stock Appreciation Right term.
2.    The restrictions applicable to any Restricted Stock granted to such Participant shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.
3.    All Restricted Stock Units granted to such Participant shall be considered to be fully vested and, with respect to Restricted Stock Units that are not subject to Code Section 409A, such Restricted Stock Units shall be settled in cash as promptly as is practicable and, with respect to Restricted Stock Units that are subject to Code Section 409A, such Restricted Stock Units shall be settled in cash at the time provided in the applicable Award Agreement.
4.    All Other Equity-Based Awards granted to such Participant shall become fully vested and, with respect to Other Equity-Based Awards that are not subject to Code Section 409A, shall be settled in cash as promptly as is practicable and, with respect to Other Equity-Based Awards that are subject to Code Section 409A, shall be settled in cash at the time provided in the applicable Award Agreement.

H.    Other Termination of Board Service. Unless otherwise determined by the Committee, and in accordance with Code Section 409A and any interpretive authority promulgated thereunder, if a Participant's membership on the Board is terminated for any reason other than death, Disability or Retirement as provided in Section V(G), any outstanding Awards held by the Participant that are unvested on such date of termination shall be immediately forfeited and cancelled, and any outstanding Option or Stock Appreciation Right held by the Participant that is vested but unexercised as of the date of termination shall be exercisable for a period of ninety days after such termination or until the expiration date of the Option or Stock Appreciation Right, as the case may be, whichever date occurs earlier.
I.    Awards Subject to Code Section 409A. If the Committee determines that an Award is subject to Section 409A of the Code, then the Award shall be settled at the time or times designated in the applicable Award Agreement, subject to the following provisions:
1.    Payments Upon Occurrence of Stated Events. Notwithstanding any provision in this Plan or an Award Agreement to the contrary, with respect to any Award that was granted prior to the Effective Date of this Plan and that is subject to Code Section 409A, payment or settlement of such Award upon a "termination of employment" or "separation from service" shall require a Separation from Service, as such term is defined in Section II of this Plan. In addition, payment or settlement of such Award upon a "Change of Control" or "Disability" shall require a Change of Control or Disability, as such terms are defined in Section II of this Plan.
2.    Period of Payment or Settlement. Notwithstanding any provision in this Plan (other than this Section V.I.) or an Award Agreement to the contrary, with respect to any Award that was granted prior to the Effective Date of this Plan and is subject to Code Section 409A, the terms of which provide for payment or settlement upon the occurrence of a specified event (such as a Change of Control or the death or Disability of the Award Recipient), payment or settlement of such Award shall be made within the thirty (30) day period following the date on which such event occurs. With respect to any Award that is granted on or after the Effective Date of this Plan and is subject to Code Section 409A, the terms of which provide for payment or settlement upon the occurrence of a specified event, payment or settlement of such Award shall be made within the ninety (90) day period, or such shorter period set forth in the Award Agreement, following the date on which such event occurs.
3.    Distribution in the Event of Income Inclusion Under Code Section 409A. If an Award fails to meet the requirements of Section 409A of the Code, the Participant may receive payment in connection with the Award before the Award would otherwise be paid, provided, however, that the amount paid to the Participant shall not exceed the lesser of: (i) the amount payable under such Award, or (ii) the amount to be reported pursuant to Section 409A of the Code on the applicable Form W-2 (or Form 1099) as taxable income to the Participant.

4.    Delay for Insolvency or Compelling Business Reasons. In the event the Corporation determines that the making of any payment of benefits on the date specified under an Award would jeopardize the ability of the Corporation to continue as a going concern, the Committee may delay the payment of benefits until the first calendar year in which the Corporation notifies the Committee that the payment of benefits would not have such effect.
5.    Administrative Delay in Payment. In the case of administrative necessity, the payment of benefits under an Award may be delayed up to the later of the last day of the calendar year in which payment would otherwise be made or the 15th day of the third calendar month following the date on which payment would otherwise be made. Further, if, as a result of events beyond the control of the Participant (or following the Participant's death, the Participant's beneficiary), it is not administratively practicable for the Committee to calculate the amount of benefits due to the Participant as of the date on which payment would otherwise be made, the payment may be delayed until the first calendar year in which calculation of the amount is administratively practicable.
6.    No Participant Election. Notwithstanding the foregoing provisions, if the period during which payment of benefits under an Award will be made occurs, or will occur, in two calendar years, the Participant shall not be permitted to elect the calendar year in which the payment shall be made.
SECTION VI
CHANGE OF CONTROL PROVISIONS
Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:
1.    Any Options and Stock Appreciation Rights outstanding as of the date such Change of Control is determined to have occurred, and which are not then exercisable and vested, shall become fully vested and shall be exercisable for the remainder of the original Option or Stock Appreciation Right term.
2.    The restrictions applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.
3.    All Restricted Stock Units shall be considered to be fully vested, and such Restricted Stock Units shall be settled in cash within the ninety (90) day period, or such shorter period set forth in the Award Agreement, following the date of the Change of Control.
4.    All Other Equity-Based Awards shall vest and be exercisable, or shall vest and be settled in cash within the ninety (90) day period, or such shorter period set forth in the Award Agreement, following the date of the Change of Control.

5.    The Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan's purposes, but only to the extent that such adjustments and/or settlements occur in accordance with Code Section 409A, the Regulations and any other interpretive authority promulgated thereunder.
SECTION VII
TERMINATION AND AMENDMENT
A.    The Plan will terminate on July 31, 2014. Under the Plan, Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.
B.    The Committee or the Board may amend, alter or discontinue the Plan at any time, but no amendment, alteration or discontinuance shall be made which would adversely impact the rights of a Participant under any Award theretofore granted without the Participant's consent, except such an amendment made to comply with applicable law, including Code Section 409A and any interpretive authorities promulgated thereunder, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Corporation's stockholders to the extent such approval is required by applicable law or the applicable rules of the New York Stock Exchange, Inc. (or the applicable rules of such other securities exchange as may at the time be the principal market for the Common Stock).
C.    The Committee may amend the terms of any Option or other Award theretofore granted, prospectively or retroactively; provided, however, that no such amendment shall adversely impact the rights of any Participant without the Participant's consent except such an amendment made to cause the Plan or Award to comply with applicable law, including Code Section 409A and any interpretive authorities promulgated thereunder, stock exchange rules or accounting rules; and provided, further, that in no event may an Option or other Award be repriced without the approval of the stockholders of the Corporation except due to an adjustment pursuant to Section IV(C). Furthermore, no amendment may be made to an Option Award or a Stock Appreciation Right Award which would cause the exercise price or the grant price (as applicable) to be less than the Fair Market Value of the Common Stock on the Date of Grant, except as provided in Section IV(C).
D.    Subject to the above provisions and unless prohibited by applicable law, including Code Section 409A and any interpretive authorities promulgated thereunder, or the applicable rules of the New York Stock Exchange, Inc. (or the applicable rules of such other securities exchange as may at the time be the principal market for the Common Stock), the Committee or the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

E.    Upon termination of the Plan, the Corporation may settle any outstanding Award that is not subject to Code Section 409A as soon as is practicable following such termination and may settle any outstanding Award that is subject to Code Section 409A in accordance with one of the following:
1.    the termination and liquidation of the Plan within twelve (12) months of a complete dissolution of the Corporation taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. § 503(b)(1)(A); provided that the amounts deferred under this Plan are included in the Participants' gross incomes in the latest of the following years (or, if earlier, the taxable year in which the amount is actually or constructively received): (i) the calendar year in which the Plan is terminated; (ii) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

2.    the termination and liquidation of the Plan pursuant to irrevocable action taken by the Committee or the Corporation within the thirty (30) days preceding or the twelve (12) months following a Change of Control; provided that all Aggregated Plans are terminated and liquidated with respect to each Participant that experienced the Change of Control, so that under the terms of the termination and liquidation, all such Participants are required to receive all amounts of deferred compensation under this Plan and any other Aggregated Plans within twelve (12) months of the date the Committee or the Corporation irrevocably takes all necessary action to terminate and liquidate this Plan and the Committee or the Corporation, as the case may be, takes all necessary action to terminate and liquidate such other Aggregated Plans;
3.    the termination and liquidation of the Plan, provided that: (i) the termination and liquidation does not occur proximate to a downturn in the Corporation's financial health; (2) the Committee or the Corporation, as the case may be, terminates and liquidates all Aggregated Plans; (3) no payments in liquidation of this Plan are made within twelve (12) months of the date the Committee or the Corporation irrevocably takes all necessary action to terminate and liquidate this Plan, other than payments that would be payable under the terms of this Plan if the action to terminate and liquidate this Plan had not occurred; (4) all payments are made within twenty four (24) months of the date on which the Committee or the Corporation irrevocably takes all action necessary to terminate and liquidate this Plan; and (5) the Corporation does not adopt a new Aggregated Plan at any time within three (3) years following the date on which the Committee or the Corporation irrevocably takes all action necessary to terminate and liquidate the Plan.

SECTION VIII
UNFUNDED STATUS OF PLAN
It is presently intended that the Plan will constitute an "unfunded" plan. The Committee may authorize the creation of rabbi trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such rabbi trusts or other arrangements is consistent with the "unfunded" status of the Plan.
SECTION IX
GENERAL PROVISIONS
A.    The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.
B.    Notwithstanding any other provision of the Plan or Award Agreements made pursuant thereto, with respect to any Award other than an Award that is subject to Code Section 409A, the Corporation shall not be required to evidence book-entry registration of shares of Common Stock under the Plan or issue or deliver any certificate or certificates for shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such shares on the applicable stock exchange; (ii) any registration or other qualification of such shares of the Corporation under any state or Federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or Federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable, and, with respect to any Award that is subject to Code Section 409A, the Corporation shall not be required to issue or deliver any certificate or certificates for shares under the Plan if the Corporation reasonably anticipates that such issuance or delivery would violate applicable Federal securities laws or other applicable law, provided the Corporation issues or delivers the shares at the earliest date on which the Corporation reasonably anticipates that such issuance or delivery would not cause such violation.
C.    Nothing contained in the Plan shall prevent the Corporation or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its directors.
D.    Adoption of the Plan shall not confer upon any Eligible Director any right to continued service on the Board.

E.    Upon becoming a Participant of the Plan, each Eligible Director shall submit to Comerica Incorporated, Human Resources - Compensation, Comerica Bank Tower, 1717 Main Street, MC 6515, Dallas, Texas 75201 (or to such other unit or person as designated by the Committee from time to time) a Beneficiary Designation Form designating one or more beneficiaries to whom any Awards payable or distributable in the event of the Participant's death are to be paid or distributed, or by whom any rights of the Participant, after the Participant's death, may be exercised. A Beneficiary Designation Form will be effective only if it is signed by the Participant and submitted before the Participant's death. Any subsequent Beneficiary Designation Form properly submitted will supersede any previous Beneficiary Designation Form so submitted. If a Participant designates a spouse as a beneficiary, such designation shall automatically terminate and be of no effect following the divorce of the Participant and such individual, unless ratified in writing post-divorce.
If the primary beneficiary shall predecease the Participant or the primary beneficiary and the Participant die in a common disaster under such circumstances that it is impossible to determine who survived the other, the Participant's Awards remaining at the time of the Participant's death shall be paid or distributed to the alternate beneficiary(ies) who survive(s) the Participant in accordance with this Plan and the applicable Award Agreement. If there are no alternate beneficiaries living or in existence at the date of the Participant's death, or if the Participant has not submitted a valid Beneficiary Designation Form to the Corporation, the remaining Awards shall be distributed or paid in accordance with the terms of the Plan and the Award Agreement to the legal representative for the benefit of the Participant's estate.
F.    The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, unless preempted by federal law, and also in accordance with Code Section 409A and any interpretive authorities promulgated thereunder.
SECTION X
EFFECTIVE DATE OF PLAN
This Plan was originally effective as of May 18, 2004 (the "Effective Date"). This Plan was amended and restated effective July 26, 2005 and, thereafter, it was further amended and restated effective December 31, 2008 and effective May 15, 2014.

EXHIBIT A

CHANGE OF CONTROL
A.    For the purpose of this Plan, a "Change of Control" shall mean:

1.
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection 1, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection A.3 of this Exhibit A; or

2.
Individuals who, as of the date hereof, constitute the Corporation's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

3.
Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Corporation's assets (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business

Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the company resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

4.	Approval by the Corporation's stockholders of a complete liquidation or dissolution of the Corporation.

B.	With respect to any Award subject to Section 409A of the Code and for purposes of subsection E. of Section VII above, the above definition of "Change of Control" shall mean:

1.
any one person, or more than one person acting as a group, acquires ownership of stock of the Corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation;

2.
any one person, or more than one person acting as a group, acquires (or has acquired during any twelve (12) month period) ownership of stock of the Corporation possessing 30% or more of the total voting power of the stock of the Corporation;

3.
a majority of the members of the Board is replaced during any twelve (12) month period by directors whose appointment is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

4.
any one person, or more than one person acting as a group, acquires (or has acquired during any twelve (12) month period) assets from the Corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Corporation immediately before such acquisition or acquisitions.

The determination of whether a Change of Control has occurred under this Section B of Exhibit A shall be made by the Committee in accordance with the provisions of Code Section 409A and the Regulations promulgated thereunder.